Exhibit 99.2

Second Quarter Fiscal Year 2018

Prepared Remarks and Supplemental Metrics    July 30, 2018
Jeffrey R. Immelt, Executive Chairman of the Board of Directors
Marc A. Levine, Chief Financial Officer
About These Remarks
The following commentary is provided by management in conjunction with the second quarter fiscal year 2018 earnings press release issued by athenahealth, Inc. (“athenahealth” or “we”). These remarks represent management’s current views on our financial and operational performance and are provided to give investors and analysts more time to analyze and understand our performance in advance of the earnings conference call. These prepared remarks will not be read on the conference call. A complete reconciliation between generally accepted accounting principles (“GAAP”) and non-GAAP results, as well as a summary of supplemental metrics and definitions, is provided in the tables following these prepared remarks.
Earnings Conference Call Information
To participate in our live conference call and webcast, please dial 877-853-5645 (or 408-940-3868 for international calls) using conference code no. 7757029, or visit the Investors section of our website at www.athenahealth.com. A webcast replay will also be archived on our website.
Safe Harbor and Forward-Looking Statements
These remarks contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding management’s expectations for future financial and operational performance and operational expenditures, expected growth, and business outlook; statements regarding new product offerings; statements regarding the impact of acquisitions and partnerships; statements regarding our fiscal 2018 guidance; and statements found under our “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures for Fiscal Year 2018 Guidance” sections of these remarks. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “expect,” or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. These risks and uncertainties include: the impact of changes in our senior management team; the impact of our exploration of strategic alternatives and of our cost-reduction measures; our highly competitive industry and our ability to compete effectively and remain innovative; the development of the market for cloud-based healthcare information technology services; changes in the healthcare industry and their impact on the demand for our services; our ability to maintain consistently high growth rates due to lengthening client sales cycles; the impact of changes in our business model and structure; our ability to effectively manage our growth; our ability to protect our intellectual property; current and future litigation, including for intellectual property infringement; our dependence on third-party providers; risks and costs associated with our worldwide operations; our ability to attract and retain highly skilled employees; our fluctuating operating results; our ability to retain our clients and maintain client revenue; our tax liability; our variable sales and implementation cycles; the timing at which we recognize certain revenue and our ability to evaluate our prospects; defects and errors in our software or services, or interruptions or damages to our systems or those of third parties on which we rely; a data security breach; limitations on our use of data; the effect of payer and provider conduct; the failure of our services to provide accurate and timely information; changing government regulation and the costs and challenges of compliance; the potential for illegal behavior by employees or subcontractors; and the price volatility of our common stock. Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.athenahealth.com and on the SEC’s website at www.sec.gov.
Use of Non-GAAP Financial Measures
These remarks contain non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included following these prepared remarks and can be found within our second quarter fiscal year 2018 earnings press release in the Investors section of our website at www.athenahealth.com.
About athenahealth
athenahealth partners with hospital and ambulatory customers to drive clinical and financial results. We offer medical record, revenue cycle, patient engagement, care coordination, and population health services. We combine insights from our network of nearly 116,000 providers and approximately 114 million patients with deep industry knowledge and perform administrative work at scale.
Strategic Alternatives Process
In June 2018, we announced that our Board of Directors initiated a process to explore strategic alternatives and had begun working with financial advisors. As part of this process, our Board will consider a sale, merger or other transaction involving our company as well as continuing as an independent company.
Results Overview
We adopted a new revenue recognition standard on January 1, 2018. Please note that the financial results presented below include both amounts “as presented,” which reflect implementation of the new revenue recognition standard, as well as amounts prior to the impact of the new revenue recognition standard to allow for comparability against historical results. Starting in fiscal year 2019, we will no longer present our GAAP and Non-GAAP financial results under the previous revenue recognition standard. For additional information and reconciliations of our financial results between the new and previous revenue recognition standard, see the additional tables included in these prepared remarks, in our second quarter 2018 earnings press release, as well as in the Form 10-Q filed with the Securities and Exchange Commission on July 30, 2018.

athenahealth’s top line results for the second quarter of fiscal year 2018 reflect strong growth in athenaCollector providers. Double digit revenue growth combined with expense management drove strong profitability during the second quarter.

•	Total Revenue:

◦	Total Revenue as presented was $323.3 million in Q2 2018.

◦	Total Revenue prior to the impact of the new revenue recognition standard was $331.9 million in Q2 2018, representing 10% growth over $301.1 million in Q2 2017.

•	GAAP Gross Profit and Margin:

◦	GAAP Gross Profit as presented was $171.3 million, or 53.0% of total revenue, in Q2 2018.

◦
GAAP Gross Profit prior to the impact of the new revenue recognition standard was $175.9 million, or 53.0% of total revenue, in Q2 2018, an increase of 12% over $157.3 million, or 52.2% of total revenue, in Q2 2017.

•	Non-GAAP Gross Profit and Margin:

◦	Non-GAAP Gross Profit as presented was $176.2 million, or 54.5% of total revenue, in Q2 2018.

◦
Non-GAAP Gross Profit prior to the impact of the new revenue recognition standard was $180.8 million, or 54.5% of total revenue, in Q2 2018, an increase of 11% over $163.3 million, or 54.2% of total revenue, in Q2 2017.

•	GAAP Selling and Marketing expense:

◦	GAAP Selling and Marketing expense as presented was $48.9 million, or 15.1% of total revenue, in Q2 2018.

◦
GAAP Selling and Marketing expense prior to the impact of the new revenue recognition standard was $53.9 million, or 16.2% of total revenue, in Q2 2018, a decrease of 17% from $65.0 million, or 21.6% of total revenue, in Q2 2017.

•	GAAP Research and Development expense:

◦	GAAP Research and Development expense as presented was $48.4 million, or 15.0% of total revenue, in Q2 2018.

◦
GAAP Research and Development expense prior to the impact of the new revenue recognition standard was $48.4 million, or 14.6% of total revenue, in Q2 2018, an increase of 14% over $42.4 million, or 14.1% of total revenue, in Q2 2017.

•	GAAP General and Administrative expense:

◦	GAAP General and Administrative expense as presented was $30.9 million, or 9.6% of total revenue, in Q2 2018.

◦
GAAP General and Administrative expense prior to the impact of the new revenue recognition standard was $30.9 million, or 9.3% of total revenue, in Q2 2018, a decrease of 18% from $37.7 million, or 12.5% of total revenue, in Q2 2017.

•	GAAP Operating Income and Margin:

◦	GAAP Operating Income as presented was $43.1 million, or 13.3% of total revenue, in Q2 2018.

◦
GAAP Operating Income prior to the impact of the new revenue recognition standard was$42.7 million, or 12.9% of total revenue, in Q2 2018, an increase of 250% over $12.2 million, or 4.1% of total revenue, in Q2 2017.

•	Non-GAAP Operating Income and Margin:

◦	Non-GAAP Operating Income as presented was $61.4 million, or 19.0% of revenue, in Q2 2018.

◦
Non-GAAP Operating Income prior to the impact of the new revenue recognition standard was $61.0 million, or 18.4% of total revenue, in Q2 2018, an increase of 70% over $35.9 million, or 11.9% of total revenue, in Q2 2017.

•	GAAP Net Income:

◦	GAAP Net Income as presented was $36.4 million, or $0.89 per diluted share, in Q2 2018.

◦
GAAP Net Income prior to the impact of the new revenue recognition standard was $36.1 million, or $0.88 per diluted share, in Q2 2018, an increase of 265% over $9.9 million, or $0.24 per diluted share, in Q2 2017.

•	Non-GAAP Net Income:

◦	Non-GAAP Net Income as presented was $44.6 million, or $1.09 per diluted share, in Q2 2018.

◦
Non-GAAP Net Income prior to the impact of the new revenue recognition standard was $44.3 million, or $1.08 per diluted share, in Q2 2018, an increase of 116% over $20.5 million, or $0.51 per diluted share, in Q2 2017.

•	Total Bookings

◦	Total Bookings were $74.9 million in Q2 2018, compared to $78.7 million in Q2 2017.
athenahealth’s client base continues to expand while client adoption of other services in the athenahealth service suite grows. As our client base expands outside the traditional ambulatory market, we believe that total providers, covered lives, and discharge bed days managed by or transacted across our network are appropriate metrics to use when measuring our market share. During Q2 2018:

•	85% of all new athenaCollector deals included athenaClinicals in Q2 2018, compared to 74% in Q2 2017.

•	83% of all new athenaCollector deals included athenaClinicals, athenaCommunicator, and athenaCoordinator in Q2 2018, compared to 74% in Q2 2017.

•	56% of total athenaCollector providers have adopted athenaClinicals as of Q2 2018, up from 55% as of Q1 2018.

•	64% of total athenaCollector providers have adopted athenaCommunicator as of Q2 2018, up from 63% as of Q1 2018.
Network Growth
Network growth metrics for ambulatory (athenaOne), hospital (athenaOne for Hospitals & Health Systems), and population health (athenahealth Population Health) services from Q1 2018 to Q2 2018 were as follows:

	athenaOne (Ambulatory)			athenaOne (Hospital)	Population Health
	Collector Providers	Clinicals Providers	Communicator Providers	Discharge Bed Days	Covered Lives
Ending Balance as of 3/31/18	114,265	62,631	71,972	33,385	3,363,678
Sequential Growth	1,459	1,686	2,361	(33)	(34,545)
Ending Balance as of 6/30/18	115,724	64,317	74,333	33,352	3,329,133
Sequential Growth %	1%	3%	3%	—%	(1)%
Network growth metrics for ambulatory (athenaOne), hospital (athenaOne for Hospitals & Health Systems), and population health (athenahealth Population Health) services from Q2 2017 to Q2 2018 were as follows:

	athenaOne (Ambulatory)			athenaOne (Hospital)	Population Health
	Collector Providers	Clinicals Providers	Communicator Providers	Discharge Bed Days	Covered Lives
Ending Balance as of 6/30/17	100,306	54,909	62,928	14,107	2,781,635
Growth vs. Prior Year	15,418	9,408	11,405	19,245	547,498
Ending Balance as of 6/30/18	115,724	64,317	74,333	33,352	3,329,133
Growth vs. Prior Year %	15%	17%	18%	136%	20%
Corporate Scorecard Update
Please see our 2018 Proxy Statement filed on April 26, 2018 for a description of the changes we are making to the overall design of our executive bonus and equity programs for fiscal year 2018. For example, the compensation committee adopted a new, simpler bonus program consisting of three key financial and operational metrics for fiscal year 2018. The metrics we are using for our fiscal year 2018 executive bonus program are non-GAAP operating margin, revenue, and client retention rate. As a result of these changes, we are no longer disclosing our corporate scorecard metrics and results on a quarterly basis. However, we will continue to publish the annual corporate scorecard results in our proxy statement.
Revenue Discussion
Q2 2018 revenue as presented was $323.3 million. Q2 2018 revenue prior to the impact of the new revenue recognition standard was $331.9 million and grew by 10% (or $30.8 million) over Q2 2017. Q2 2018 business services revenue growth was driven by a 15% increase in athenaCollector providers, partially offset by a decline in Epocrates revenue. Revenue prior to the impact of the new revenue standard for the six months ended June 30, 2018 was $652.2 million and grew by 11% (or $65.7 million) over the same period last year.

(unaudited, in millions)	Previous Revenue Standard
	Three Months Ended June 30,
	2018	2017	YoY Growth %
Business services	$323.6	$293.0	10%
Implementation and other	8.3	8.1	2%
Total revenue	$331.9	$301.1	10%

(unaudited, in millions)	Previous Revenue Standard
	Six Months Ended June 30,
	2018	2017	YoY Growth %
Business services	$636.9	$571.3	11%
Implementation and other	15.3	15.2	1%
Total revenue	$652.2	$586.5	11%
Non-GAAP Gross Margin Discussion
Non-GAAP Gross Margin as presented was 54.5% for Q2 2018. Non-GAAP Gross Margin prior to the impact of the new revenue recognition standard was 54.5% for Q2 2018, up approximately 30 basis points from 54.2% in Q2 2017. As discussed at our Investor Summit in February 2018, we plan to drive increased levels of profitable growth in 2018. During the second quarter, we continued to appropriately invest in our client work reduction efforts, our customer success initiatives, as well as our platform initiatives aimed at increasing the scale and reliability of athenaNet.
Balance Sheet and Cash Flow Highlights
As of June 30, 2018, we had cash and cash equivalents of $222.1 million and outstanding indebtedness of $264.4 million. Net operating cash flow increased by $74.2 million to $148.0 million for the six months ended June 30, 2018 compared to net operating cash flow of $73.8 million for the six months ended June 30, 2017. The increase in net cash provided by operating activities is mainly driven by an increase in net income excluding the effect of non-cash items. The increase in net income is a result of continued revenue growth as well as continued execution on our plans to reduce expenses and operate more efficiently. Our free cash flow, defined as operating cash flow less investments in capitalized software and capital expenditures, increased by $96 million from a net outflow of $18.7 million for the six months ended June 30, 2017 to a net inflow of $77.3 million for the six months ended June 30, 2018.

(unaudited, in millions)	Six Months Ended
	June 30,
	2018	2017	$ Change
Operating cash flow	$148.0	$73.8	$74.2
Less: Capitalized software costs	(45.9)	(41.5)	(4.4)
Less: Purchases of property and equipment	(24.8)	(51.0)	26.2
Free cash flow	$77.3	$(18.7)	$96.0
Fiscal Year 2018 Outlook
We are updating our fiscal year 2018 financial guidance to reflect our year-to-date performance and expectations for the second half of the year. Our fiscal year 2018 guidance is prior to the impact of the new revenue recognition standard to allow for comparability against historical results. Our updated fiscal year 2018 financial guidance under the previous revenue standard is summarized in the following table:

Previous Revenue Standard
For the Fiscal Year Ending December 31, 2018
Forward-Looking Guidance
Financial Measures
GAAP Total Revenue	$1,330 million - $1,360 million
GAAP Operating Income	$128 million - $155 million
GAAP Operating Margin	9.6% - 11.4%
Non-GAAP Operating Income	$219 million - $238 million
Non-GAAP Operating Margin	16.5% - 17.5%

We are also introducing our fiscal year 2018 guidance under the new revenue recognition standard. Our fiscal year 2018 financial guidance under the new revenue standard is summarized in the following table:

New Revenue Standard
For the Fiscal Year Ending December 31, 2018
Forward-Looking Guidance
Financial Measures
GAAP Total Revenue	$1,335 million - $1,365 million
GAAP Operating Income	$153 million - $187 million
GAAP Operating Margin	11.5% - 13.7%
Non-GAAP Operating Income	$244 million - $270 million
Non-GAAP Operating Margin	18.3% - 19.8%
Service Delivery and Operational Highlights
We partner with hospital and ambulatory clients to drive clinical and financial results. We offer network-based medical record, revenue cycle, patient engagement, care coordination, and population health services, as well as Epocrates® and other point-of-care mobile applications. By combining our commitment to opening up the network, multiplying our intelligence, and freeing people to do what matters, we help healthcare providers leverage technology to automate certain back-office tasks, assist at the point of care, and adapt to changes in government regulatory schemes or the billing requirements of payers.

We are a company that aims to unleash our collective potential to transform healthcare. This is our new brand purpose and we aim to help improve outcomes, lower costs, and enable a better experience for patients and providers. We believe we are the only company that can deliver on our brand purpose and we aim to do this by delivering on three commitments. The first is to open up the network by allowing all providers, patients, and services to connect and share data on our platform. The second is to multiply our intelligence by collecting data from every interaction, and using it to create a feedback loop that powers unparalleled insights. The third is to free people to do what matters by eliminating the friction that characterizes so many healthcare interactions and allowing providers, patients, and leaders to concentrate on work they are uniquely equipped to do. During 2018, we are introducing a series of services focused on removing the burden and friction from workflows, information access, and the electronic health records (“EHR”) experience, including expanded patient insurance denial review, authorization management services, contract management services, and patient record sharing, to name a few. Here are some highlights from the second quarter that demonstrate the progress we are making on our strategic priorities and brand commitments.

Contract Management: We are focused on enhancing the experience and outcomes of healthcare. To this end, we acquired a business in May 2018 that deepens our already industry-leading capability to help healthcare providers and organizations of all sizes get paid fast and accurately without the distraction of reimbursement complexity and administrative burden. This acquisition will add powerful contract management and analytics features with a robust underpayment recovery service to help ensure hospitals and medical groups are paid accurately for delivering patient care. It will also enforce payment integrity for commercial and managed care payers, plans, and products to help healthcare organizations collect every dollar that is owed to them. These cloud-based contract management and analytics services will enhance our billing and revenue cycle management toolkit, and most importantly, strengthen our ability to free our clients to focus on what matters most, patient care.

Patient Record Sharing: During 2017, we expanded our clients’ access to information from outside care sites through the launch of our patient record sharing capabilities with CommonWell and Carequality.

Today, 96% of our athenaClinicals clients are connected to CommonWell and Carequality and are automatically connected to 82% of eligible Epic communities and 35% of eligible Cerner sites. As Epic and Cerner bring new sites live on CommonWell and Carequality, our clients will be automatically connected to these outside care sites. Currently, 29 million patients on our network are participating and benefiting from our patient record sharing capabilities and we expect this number to continue to grow in 2018. We believe the continued success of our patient record sharing capabilities advances our position as the most universally connected network in the country.

Real-Time Benefit Check: Real-Time Benefit Check is an integrated feature that gives providers patient-specific benefit and estimated price information on prescriptions, directly in athenaNet, when they place an order for a patient. We partnered with RelayHealth to deliver our Real-Time Benefit Check offering. Real-Time Benefit Check offers benefits to both patients and providers. It allows providers and patients to discuss treatment options and identify the prescription that best meets the patient’s medical and financial needs, while the patient is still in the office. This timely discussion with their provider can help provide patients with a better experience and may increase the likelihood that patients fill their prescriptions. This feature also gives providers access to reliable drug pricing data and may reduce manual work and time spent collaborating with the patient and pharmacy. We released this new feature to our clients in March 2018 and focused on expanding both payer coverage and provider utilization during Q2 2018.

Reconciliation of Changes in Revenue Standard, Stock-Based Compensation Expense, Amortization of Purchased Intangible Assets, and Reconciliation of Non-GAAP Financial Measures

athenahealth, Inc.
RECONCILIATION OF CHANGES IN REVENUE STANDARD
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,				Change
	2018			2017	Amount	Percent
	As Presented	Impact of New Revenue Standard	Previous Revenue Standard
Revenue	$323.3	$8.6	$331.9	$301.1	$30.8	10.2%
Cost of revenue	152.0	4.0	156.0	143.8	12.2	8.5%
Gross profit	171.3	4.6	175.9	157.3	18.6	11.8%
Other operating expenses:
Selling and marketing	48.9	5.0	53.9	65.0	(11.1)	(17.1)%
Research and development	48.4	—	48.4	42.4	6.0	14.2%
General and administrative	30.9	—	30.9	37.7	(6.8)	(18.0)%
Total other operating expenses	128.2	5.0	133.2	145.1	(11.9)	(8.2)%
Operating income	43.1	0.4	42.7	12.2	30.5	250.0%
Other expense	(2.4)	—	(2.4)	(1.7)	(0.7)	41.2%
Income before income tax provision	40.7	0.4	40.3	10.5	29.8	283.8%
Income tax provision	4.3	0.1	4.2	0.6	3.6	NM
Net income	$36.4	$0.3	$36.1	$9.9	$26.2	264.6%

Net income per share – Basic	$0.90	$0.01	$0.89	$0.25	$0.64	256.0%
Net income per share – Diluted	$0.89	$0.01	$0.88	$0.24	$0.64	266.7%
NM indicates percentage is not meaningful.

	Six Months Ended June 30,				Change
	2018			2017	Amount	Percent
	As Presented	Impact of New Revenue Standard	Previous Revenue Standard
Revenue	$652.7	$0.5	$652.2	$586.5	$65.7	11.2%
Cost of revenue	306.0	8.1	314.1	288.2	25.9	9.0%
Gross profit	346.7	8.6	338.1	298.3	39.8	13.3%
Other operating expenses:
Selling and marketing	98.6	7.8	106.4	130.7	(24.3)	(18.6)%
Research and development	96.6	—	96.6	85.2	11.4	13.4%
General and administrative	66.3	—	66.3	69.1	(2.8)	(4.1)%
Total other operating expenses	261.5	7.8	269.3	285.0	(15.7)	(5.5)%
Operating income	85.2	16.4	68.8	13.3	55.5	417.3%
Other expense	(5.0)	—	(5.0)	(2.9)	(2.1)	72.4%
Income before income tax provision	80.2	16.4	63.8	10.4	53.4	513.5%
Income tax provision	12.7	4.1	8.6	1.9	6.7	352.6%
Net income	$67.5	$12.3	$55.2	$8.5	$46.7	549.4%

Net income per share – Basic	$1.67	$0.30	$1.37	$0.21	$1.16	552.4%
Net income per share – Diluted	$1.64	$0.30	$1.34	$0.21	$1.13	538.1%

athenahealth, Inc.
DISAGGREGATION OF REVENUE AS PREVIOUSLY PRESENTED
(Unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	Previous Revenue Standard
Business services	$323.6	$293.0	$636.9	$571.3
Implementation and other	8.3	8.1	15.3	15.2
Total revenue	$331.9	$301.1	$652.2	$586.5

athenahealth, Inc.
STOCK-BASED COMPENSATION
(Unaudited, in millions)

Set forth below is a breakout of stock-based compensation impacting the Condensed Consolidated Statements of Income for the three and six months ended June 30, 2018 and 2017:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Stock-based compensation charged to Condensed Consolidated Statements of Income:
Cost of revenue	$3.4	$4.1	$7.2	$7.8
Selling and marketing	2.9	4.5	6.2	8.9
Research and development	3.9	3.7	7.4	7.1
General and administrative	0.2	3.5	3.6	6.2
Total stock-based compensation expense	10.4	15.8	24.4	30.0
Amortization of capitalized stock-based compensation related to software development allocated to cost of revenue (1)	0.5	0.6	1.0	1.6
Amortization of capitalized stock-based compensation related to software development allocated to research and development (1)	—	—	—	0.1
Total	$10.9	$16.4	$25.4	$31.7

(1)
In addition, for the three months ended June 30, 2018 and 2017, $0.8 million and $0.7 million, respectively, of stock-based compensation was capitalized in the line item Capitalized software costs, net in the Condensed Consolidated Balance Sheets. For the six months ended June 30, 2018 and 2017, $1.5 million and $1.3 million, respectively, of stock-based compensation was capitalized in the line item Capitalized software costs, net in the Condensed Consolidated Balance Sheets.

athenahealth, Inc.
AMORTIZATION OF PURCHASED INTANGIBLE ASSETS
(Unaudited, in millions)

Set forth below is a breakout of amortization of purchased intangible assets impacting the Condensed Consolidated Statements of Income for the three and six months ended June 30, 2018 and 2017:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Amortization of purchased intangible assets allocated to:
Cost of revenue	$1.4	$1.3	$3.2	$2.4
Selling and marketing	3.3	3.2	6.6	6.5
Total amortization of purchased intangible assets	$4.7	$4.5	$9.8	$8.9

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES
(Unaudited, in millions, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with generally accepted accounting principles in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.
Please note that these figures may not sum exactly due to rounding.

Non-GAAP Gross Margin
Set forth below is a presentation of our “Non-GAAP Gross Profit” and “Non-GAAP Gross Margin,” which represents Non-GAAP Gross Profit as a percentage of total revenue for the three months ended June 30, 2018 and 2017:

(unaudited, in millions)	Three Months Ended June 30,				Change
	2018			2017	Amount	Percent
	As Presented	Impact of New Revenue Standard	Previous Revenue Standard
Total revenue	$323.3	$8.6	$331.9	$301.1	$30.8	10.2%
Cost of revenue	152.0	4.0	156.0	143.8	12.2	8.5%

GAAP Gross Profit	171.3	4.6	175.9	157.3	18.6	11.8%

GAAP Gross Margin	53.0%		53.0%	52.2%	0.8%	NM

Add: Stock-based compensation allocated to cost of revenue	3.4	—	3.4	4.1
Add: Amortization of capitalized stock-based compensation related to software development allocated to cost of revenue	0.5	—	0.5	0.6
Add: Amortization of purchased intangible assets allocated to cost of revenue	1.4	—	1.4	1.3
Add: Integration and transaction costs allocated to cost of revenue	0.1	—	0.1	—
Add: Exit costs, including restructuring costs allocated to cost of revenue	(0.5)	—	(0.5)	—

Non-GAAP Gross Profit	$176.2	$4.6	$180.8	$163.3	$17.5	10.7%

Non-GAAP Gross Margin	54.5%		54.5%	54.2%	0.3%	NM
NM indicates percentage is not meaningful.

(unaudited, in millions)	Six Months Ended June 30,				Change
	2018			2017	Amount	Percent
	As Presented	Impact of New Revenue Standard	Previous Revenue Standard
Total revenue	$652.7	$0.5	$652.2	$586.5	$65.7	11.2%
Cost of revenue	306.0	8.1	314.1	288.2	25.9	9.0%

GAAP Gross Profit	346.7	8.6	338.1	298.3	39.8	13.3%

GAAP Gross Margin	53.1%		51.8%	50.9%	0.9%	NM

Add: Stock-based compensation allocated to cost of revenue	7.2	—	7.2	7.8
Add: Amortization of capitalized stock-based compensation related to software development allocated to cost of revenue	1.0	—	1.0	1.6
Add: Amortization of purchased intangible assets allocated to cost of revenue	3.2	—	3.2	2.4
Add: Integration and transaction costs allocated to cost of revenue	0.2	—	0.2	0.1
Add: Exit costs, including restructuring costs allocated to cost of revenue	0.8	—	0.8	—

Non-GAAP Gross Profit	$359.1	$8.6	$350.5	$310.2	$40.3	13.0%

Non-GAAP Gross Margin	55.0%		53.7%	52.9%	0.8%	NM
NM indicates percentage is not meaningful.

Non-GAAP EBITDA
Set forth below is a reconciliation of our “Non-GAAP EBITDA” and “Non-GAAP EBITDA Margin,” which represents Non-GAAP EBITDA as a percentage of total revenue for the three and six months ended June 30, 2018 and 2017:

(unaudited, in millions)	Three Months Ended June 30,				Change
	2018			2017	Amount	Percent
	As Presented	Impact of New Revenue Standard	Previous Revenue Standard
Total revenue	$323.3	$8.6	$331.9	$301.1	$30.8	10.2%

GAAP net income	36.4	0.3	36.1	9.9	26.2	264.6%

Add: Provision for income taxes	4.3	0.1	4.2	0.6
Add: Total other expense	2.4	—	2.4	1.7
Add: Stock-based compensation expense	10.4	—	10.4	15.8
Add: Amortization of capitalized stock-based compensation related to software development	0.5	—	0.5	0.6
Add: Depreciation and amortization	30.0	—	30.0	30.1
Add: Amortization of purchased intangible assets	4.7	—	4.7	4.5
Add: Amortization of deferred commissions and contract fulfillment costs	2.0	2.0	—	—
Add: Integration and transaction costs	3.3	—	3.3	2.8
Add: Exit costs, including restructuring costs	(0.6)	—	(0.6)	—

Non-GAAP EBITDA	$93.4	$2.4	$91.0	$66.0	$25.0	37.9%

Non-GAAP EBITDA Margin	28.9%		27.4%	21.9%	5.5%	NM
NM indicates percentage is not meaningful.

(unaudited, in millions)	Six Months Ended June 30,				Change
	2018			2017	Amount	Percent
	As Presented	Impact of New Revenue Standard	Previous Revenue Standard
Total revenue	$652.7	$0.5	$652.2	$586.5	$65.7	11.2%

GAAP net income	67.5	12.3	55.2	8.5	46.7	549.4%

Add: Provision for income taxes	12.7	4.1	8.6	1.9
Add: Total other expense	5.0	—	5.0	2.9
Add: Stock-based compensation expense	24.4	—	24.4	30.0
Add: Amortization of capitalized stock-based compensation related to software development	1.0	—	1.0	1.7
Add: Depreciation and amortization	62.3	—	62.3	62.0
Add: Amortization of purchased intangible assets	9.8	—	9.8	8.9
Add: Amortization of deferred commissions and contract fulfillment costs	3.9	3.9	—	—
Add: Integration and transaction costs	6.5	—	6.5	4.0
Add: Exit costs, including restructuring costs	4.6	—	4.6	—

Non-GAAP EBITDA	$197.7	$20.3	$177.4	$119.9	$57.5	48.0%

Non-GAAP EBITDA Margin	30.3%		27.2%	20.4%	6.8%	NM
NM indicates percentage is not meaningful.

Non-GAAP Operating Income
Set forth below is a reconciliation of our “Non-GAAP Operating Income” and “Non-GAAP Operating Margin,” which represents Non-GAAP Operating Income as a percentage of total revenue for the three months ended June 30, 2018 and 2017:

(unaudited, in millions)	Three Months Ended June 30,				Change
	2018			2017	Amount	Percent
	As Presented	Impact of New Revenue Standard	Previous Revenue Standard
Total revenue	$323.3	$8.6	$331.9	$301.1	$30.8	10.2%

GAAP net income	36.4	0.3	36.1	9.9	26.2	264.6%
Add: Provision for income taxes	4.3	0.1	4.2	0.6
Add: Total other expense	2.4	—	2.4	1.7
GAAP operating income	$43.1	$0.4	$42.7	$12.2	$30.5	250.0%

GAAP operating margin	13.3%		12.9%	4.1%	8.8%	NM

Add: Stock-based compensation expense	10.4	—	10.4	15.8
Add: Amortization of capitalized stock-based compensation related to software development	0.5	—	0.5	0.6
Add: Amortization of purchased intangible assets	4.7	—	4.7	4.5
Add: Integration and transaction costs	3.3	—	3.3	2.8
Add: Exit costs, including restructuring costs	(0.6)	—	(0.6)	—

Non-GAAP Operating Income	$61.4	$0.4	$61.0	$35.9	$25.1	69.9%

Non-GAAP Operating Margin	19.0%		18.4%	11.9%	6.5%	NM
NM indicates percentage is not meaningful.

(unaudited, in millions)	Six Months Ended June 30,				Change
	2018			2017	Amount	Percent
	As Presented	Impact of New Revenue Standard	Previous Revenue Standard
Total revenue	$652.7	$0.5	$652.2	$586.5	$65.7	11.2%

GAAP net income	67.5	12.3	55.2	8.5	46.7	549.4%
Add: Provision for income taxes	12.7	4.1	8.6	1.9
Add: Total other expense	5.0	—	5.0	2.9
GAAP operating income	$85.2	$16.4	$68.8	$13.3	$55.5	417.3%

GAAP operating margin	13.1%		10.5%	2.3%	8.2%	NM

Add: Stock-based compensation expense	24.4	—	24.4	30.0
Add: Amortization of capitalized stock-based compensation related to software development	1.0	—	1.0	1.7
Add: Amortization of purchased intangible assets	9.8	—	9.8	8.9
Add: Integration and transaction costs	6.5	—	6.5	4.0
Add: Exit costs, including restructuring costs	4.6	—	4.6	—

Non-GAAP Operating Income	$131.5	$16.4	$115.1	$57.9	$57.2	98.8%

Non-GAAP Operating Margin	20.1%		17.6%	9.9%	7.7%	NM
NM indicates percentage is not meaningful.

Non-GAAP Net Income
Set forth below is a reconciliation of our “Non-GAAP Net Income” for the three months ended June 30, 2018 and 2017:

(unaudited, in millions, except per share amounts)	Three Months Ended June 30,				Change
	2018			2017	Amount	Percent
	As Presented	Impact of New Revenue Standard	Previous Revenue Standard
GAAP net income	$36.4	$0.3	$36.1	$9.9	$26.2	264.6%
Add: Stock-based compensation expense	10.4	—	10.4	15.8
Add: Amortization of capitalized stock-based compensation related to software development	0.5	—	0.5	0.6
Add: Amortization of purchased intangible assets	4.7	—	4.7	4.5
Add: Integration and transaction costs	3.3	—	3.3	2.8
Add: Exit costs, including restructuring costs	(0.6)	—	(0.6)	—
Add: Loss on investments, net	0.5	—	0.5	—

Sub-total of reconciling items	18.8	—	18.8	23.7	(4.9)	(20.7)%

Add: Tax impact of reconciling items (1)	(4.7)	—	(4.7)	(9.5)
Add: Tax impact resulting from applying non-GAAP tax rate (2)	(5.9)	—	(5.9)	(3.6)

Non-GAAP Net Income	$44.6	$0.3	$44.3	$20.5	$23.8	116.1%

Weighted average shares - Diluted	41.1	41.1	41.1	40.5	0.6	1.5%

Non-GAAP Net Income per Share - Diluted	$1.09	$0.01	$1.08	$0.51	$0.57	111.8%

(1)	Tax impact calculated using a statutory tax rate of 25% for Q2 2018 and 40% for Q2 2017.

(2)	Represents adjusting the GAAP net income (loss) to a non-GAAP tax rate of 25% for Q2 2018 and 40% for Q2 2017.

(unaudited, in millions, except per share amounts)	Six Months Ended June 30,				Change
	2018			2017	Amount	Percent
	As Presented	Impact of New Revenue Standard	Previous Revenue Standard
GAAP net income	$67.5	$12.3	$55.2	$8.5	$46.7	549.4%
Add: Stock-based compensation expense	24.4	—	24.4	30.0
Add: Amortization of capitalized stock-based compensation related to software development	1.0	—	1.0	1.7
Add: Amortization of purchased intangible assets	9.8	—	9.8	8.9
Add: Integration and transaction costs	6.5	—	6.5	4.0
Add: Exit costs, including restructuring costs	4.6	—	4.6	—
Add: Loss on investments, net	1.5	—	1.5	—

Sub-total of reconciling items	47.8	—	47.8	44.6	3.2	7.2%

Add: Tax impact of reconciling items (1)	(12.0)	—	(12.0)	(17.8)
Add: Tax impact resulting from applying non-GAAP tax rate (2)	(7.3)	—	(7.3)	(2.3)

Non-GAAP Net Income	$96.0	$12.3	$83.7	$33.0	$50.7	153.6%

Weighted average shares - Diluted	41.1	41.1	41.1	40.4	0.7	1.7%

Non-GAAP Net Income per Share - Diluted	$2.34	$0.30	$2.04	$0.82	$1.22	148.8%

(1)	Tax impact calculated using a statutory tax rate of 25% for 2018 and 40% for 2017.

(2)	Represents adjusting the GAAP net income (loss) to a non-GAAP tax rate of 25% for 2018 and 40% for 2017.

Non-GAAP Net Income per Diluted Share
Set forth below is a reconciliation of our “Non-GAAP Net Income per Diluted Share” for the three months ended June 30, 2018 and 2017:

(unaudited, in millions, except per share amounts)	Three Months Ended June 30,				Change
	2018			2017	Amount	Percent
	As Presented	Impact of New Revenue Standard	Previous Revenue Standard
GAAP net income per share - diluted	$0.89	$0.01	$0.88	0.24	$0.64	266.7%
Add: Stock-based compensation expense	0.25	—	0.25	0.39
Add: Amortization of capitalized stock-based compensation related to software development	0.01	—	0.01	0.01
Add: Amortization of purchased intangible assets	0.11	—	0.11	0.11
Add: Integration and transaction costs	0.08	—	0.08	0.07
Add: Exit costs, including restructuring costs	(0.01)	—	(0.01)	—
Add: Loss on investments, net	0.01	—	0.01	—

Sub-total of tax deductible items	0.46	—	0.46	0.59	(0.13)	(22.0)%

Add: Tax impact of reconciling items (1)	(0.11)	—	(0.11)	(0.23)
Add: Tax impact resulting from applying non-GAAP tax rate (2)	(0.14)	—	(0.14)	(0.09)

Non-GAAP Net Income per Share - Diluted	$1.09	$0.01	$1.08	0.51	$0.57	111.8%

Weighted average shares - Diluted	41.1	41.1	41.1	40.5	0.6	1.5%

(1)	Tax impact calculated using a statutory tax rate of 25% for Q2 2018 and 40% for Q2 2017.

(2)	Represents adjusting the GAAP net income (loss) to a non-GAAP tax rate of 25% for Q2 2018 and 40% for Q2 2017.

(unaudited, in millions, except per share amounts)	Six Months Ended June 30,				Change
	2018			2017	Amount	Percent
	As Presented	Impact of New Revenue Standard	Previous Revenue Standard
GAAP net income per share - diluted	$1.64	$0.30	$1.34	0.21	$1.13	538.1%
Add: Stock-based compensation expense	0.59	—	0.59	0.74
Add: Amortization of capitalized stock-based compensation related to software development	0.02	—	0.02	0.04
Add: Amortization of purchased intangible assets	0.24	—	0.24	0.22
Add: Integration and transaction costs	0.16	—	0.16	0.10
Add: Exit costs, including restructuring costs	0.11	—	0.11	—
Add: Loss on investments, net	0.04	—	0.04	—

Sub-total of tax deductible items	1.16	—	1.16	1.10	0.06	5.5%

Add: Tax impact of reconciling items (1)	(0.29)	—	(0.29)	(0.44)
Add: Tax impact resulting from applying non-GAAP tax rate (2)	(0.18)	—	(0.18)	(0.06)

Non-GAAP Net Income per Share - Diluted	$2.34	$0.30	$2.04	0.82	$1.22	148.8%

Weighted average shares - Diluted	41.1	41.1	41.1	40.4	0.7	1.7%

(1)	Tax impact calculated using a statutory tax rate of 25% for 2018 and 40% for 2017.

(2)	Represents adjusting the GAAP net income (loss) to a non-GAAP tax rate of 25% for 2018 and 40% for 2017.

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES FOR FISCAL YEAR 2018 GUIDANCE
(Unaudited, in millions)
Please note that the figures presented below may not sum exactly due to rounding.
Non-GAAP Operating Income Guidance - Previous Revenue Standard
Set forth below is a reconciliation of our “Non-GAAP Operating Income” and “Non-GAAP Operating Margin” guidance for fiscal year 2018, which represents Non-GAAP Operating Income as a percentage of total revenue. Fiscal year 2018 guidance is prior to the impact of the new revenue recognition standard to allow for comparability against historical results. We will present our Condensed Consolidated Statements of Net Income for our fiscal year 2018 results including the impact of the new revenue recognition standard and will provide a separate reconciliation to results prior to the impacts resulting from the new revenue recognition standard. Finally, the Non-GAAP adjusting line items should not be relied upon individually, as we are not guiding on individual line items, but upon the total operating income metrics, as included within our guidance table below.

(unaudited, in millions)	Previous Revenue Standard
	LOW	HIGH
	Fiscal Year Ending December 31, 2018
Total revenue	$1,330	$1,360

GAAP operating income	$128	$155

GAAP operating margin	9.6%	11.4%

Add: Stock-based compensation expense	53	47
Add: Amortization of capitalized stock-based compensation related to software development	2	2
Add: Amortization of purchased intangible assets	19	19
Add: Integration and transaction costs	12	11
Add: Exit costs, including restructuring	5	4

Non-GAAP Operating Income	$219	$238

Non-GAAP Operating Margin	16.5%	17.5%

Non-GAAP Operating Income Guidance - New Revenue Standard
Set forth below is a reconciliation of our “Non-GAAP Operating Income” and “Non-GAAP Operating Margin” guidance for fiscal year 2018, which represents Non-GAAP Operating Income as a percentage of total revenue. Please note that the fiscal year 2018 guidance detailed below includes the impact of the new revenue recognition standard. Finally, the Non-GAAP adjusting line items should not be relied upon individually, as we are not guiding on individual line items, but upon the total operating income metrics, as included within our guidance table below.

(unaudited, in millions)	New Revenue Standard
	LOW	HIGH
	Fiscal Year Ending December 31, 2018
Total revenue	$1,335	$1,365

GAAP operating income	$153	$187

GAAP operating margin	11.5%	13.7%

Add: Stock-based compensation expense	53	47
Add: Amortization of capitalized stock-based compensation related to software development	2	2
Add: Amortization of purchased intangible assets	19	19
Add: Integration and transaction costs	12	11
Add: Exit costs, including restructuring	5	4

Non-GAAP Operating Income	$244	$270

Non-GAAP Operating Margin	18.3%	19.8%

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of athenahealth and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.
Management defines “Non-GAAP Gross Profit” as total revenue, less cost of revenue, plus (1) stock-based compensation expense allocated to cost of revenue, (2) amortization of purchased intangible assets allocated to cost of revenue, (3) integration and transactions costs allocated to cost of revenue, and (4) exit costs, including restructuring costs allocated to cost of revenue; and “Non-GAAP Gross Margin” as Non-GAAP Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures and metrics to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends. Moreover, management believes that these measures and metrics enable investors and financial analysts to closely monitor and understand changes in our ability to generate income from ongoing business operations.
Management defines “Non-GAAP EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes; total other expense; stock-based compensation expense; amortization of capitalized stock-based compensation related to software development; depreciation and amortization; amortization of purchased intangible assets; amortization of deferred commissions and contract fulfillment costs; integration and transaction costs; and exit costs, including restructuring costs; and “Non-GAAP EBITDA Margin” as Non-GAAP EBITDA as a percentage of total revenue. Management defines “Non-GAAP Operating Income” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes; total other expense; stock-based compensation expense; amortization of capitalized stock-based compensation related to software development; amortization of purchased intangible assets; integration and transaction costs; and exit costs, including restructuring costs; and “Non-GAAP Operating Margin” as Non-GAAP Operating Income as a percentage of total revenue. Management defines “Non-GAAP Net Income” as the sum of GAAP net income (loss) before stock-based compensation expense; amortization of capitalized stock-based compensation related to software development; amortization of purchased intangible assets; integration and transaction costs; exit costs, including restructuring costs; and gain or loss on investments and any tax impact related to these preceding items; and an adjustment to the tax provision for the non-GAAP tax rate; and “Non-GAAP Net Income per Share - Diluted” as Non-GAAP Net Income divided by weighted average diluted shares outstanding. Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends. Moreover, management believes that these measures enable the investors and financial analysts to closely monitor and understand changes in our ability to generate income from ongoing business operations.

Management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure or metric referenced above for the reasons set forth with respect to that excluded item:

•
Stock-based compensation expense and amortization of capitalized stock-based compensation related to software development — excluded because these are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

•
Amortization of purchased intangible assets — purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Integration and transaction costs — integration costs are the severance payments and retention bonuses for certain employees related to specific transactions. Transaction costs are costs related to strategic transactions. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Exit costs, including restructuring costs — represent costs incurred as a result of strategic realignments including those related to workforce reductions, termination of certain lease or other agreements, and non-cash charges related to the write down of certain assets. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are incurred.

•
Gain or loss on investments — represents unrecognized or recognized gains or losses on the fair value, sales, or conversions of our investments, such as marketable securities and More Disruption Please Accelerator investments. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported. Upon the adoption of the new financial instruments accounting standard effective for 2018, we present gains or losses on investments in Other (income) expense on our Condensed Consolidated Statement of Income which is not included in Operating Income but is included in the subtotal Income before income tax provision.

•
Non-GAAP tax rate — our statutory tax rates of 25% for fiscal year 2018 and 40% for fiscal year 2017 are applied to normalize the tax impact to our Non-GAAP Net Income per Diluted Share based on the fact that historically a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

Exhibit 99.2

Supplemental Metrics and Definitions

	Fiscal Year 2017				Fiscal Year 2018

	Q1	Q2	Q3	Q4	Q1	Q2
Network Growth
Total Providers on athenaCollector	98,948	100,306	106,482	110,648	114,265	115,724
Total Providers on athenaClinicals	52,273	54,909	57,936	60,342	62,631	64,317
Total Providers on athenaCommunicator	60,070	62,928	67,590	69,915	71,972	74,333
Total Discharge Bed Days	11,350	14,107	19,790	27,399	33,385	33,352
Total Covered Lives	2,777,960	2,781,635	3,242,628	3,289,239	3,363,678	3,329,133

Client Performance
Total Claims Submitted	47,253,923	48,401,956	47,882,116	50,992,161	52,902,063	53,116,945
Total Client Collections ($)	6,025,219,489	6,418,845,829	6,487,587,258	7,078,108,081	6,947,636,548	7,300,000,907
Total Working Days	62	64	63	61	62	64

Employees
Cost of Revenue	2,859	2,899	2,925	2,711	2,626	2,615
Selling & Marketing	745	777	749	615	559	561
Research & Development	1,357	1,388	1,466	1,402	1,369	1,418
General & Administrative	458	465	453	428	443	470
Total Employees	5,419	5,528	5,593	5,156	4,997	5,063

Bookings Performance ($ Millions)
Recurring (athenahealth-branded) Bookings	68.6	70.5	57.2	53.5	39.6	67.1
Non-recurring (Epocrates-branded) Bookings	8.7	8.2	8.5	17.7	12.5	7.7
Total Bookings	77.3	78.7	65.7	71.2	52.2	74.9

Exhibit 99.2

Supplemental Metrics Definitions

Network Growth
Total Providers on athenaCollector
The number of providers, including physicians, that have rendered a service which generated a medical claim that was billed during the last 91 days on the athenaCollector platform. Examples of non-physician providers are Nurse Practitioners, Registered Nurses, Behavioral Interventionists, and Certified Physician Assistants.

Total Providers on athenaClinicals
The number of providers, including physicians, that have rendered a service through the athenaClinicals platform which generated a medical claim that was billed during the last 91 days on the athenaCollector platform.

Total Providers on athenaCommunicator
The number of providers, including physicians, that have rendered a service which generated a medical claim that was billed during the last 91 days on the athenaCollector platform and whose practice is actively using athenaCommunicator.

Discharge Bed Days
Discharge bed days is defined as the number of days a patient is hospitalized in an inpatient level of care during the quarter. The day of the admission, but not the day of discharge, is counted. If both admission and discharge occur on the same day, it is counted as one inpatient day.

Covered Lives
Covered lives on the network is defined as the quarterly average of the number of patients for which we have eligibility, claims, pharmacy, or risk data in the Population Health platform, for a given client in a given month.

Client Performance
Total Claims Submitted	The number of claims billed through athenaNet during the period.
Total Client Collections	The dollar value of collections posted on behalf of clients during the period.
Total Working Days	The total number of days during the quarter minus weekends and U.S. Post Office holidays.

Employees
Cost of Revenue
The total number of full time equivalent individuals (“FTEs”) employed by athenahealth to support its service operations as of quarter end. This team includes production systems, enrollment services, paper claim submission, claim resolution, clinical operations, professional services, account management, and client services.

Selling & Marketing
The total number of FTEs employed by athenahealth to support its sales and marketing efforts as of quarter end. This team includes sales representatives, business development staff, and the marketing team.

Research & Development	The total number of FTEs employed by athenahealth to support its research and development efforts as of quarter end. This team includes product development and product management.
General & Administrative
The total number of FTEs employed by athenahealth to support its general and administrative functions as of quarter end. This team includes finance, human resources, compliance, learning and development, internal audit, corporate technology, recruiting, facilities, and legal.

Total Employees	The total number of FTEs employed by athenahealth as of quarter end. This number excludes interns and seasonal employees.

Bookings
Total Bookings
Bookings is defined as the sum of the expected annualized recurring revenue from our athenahealth-branded services and the contracted value from our Epocrates-branded services; net of actual charge backs.